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                                                                    EXHIBIT 4.1


                             HARMON INDUSTRIES, INC.
                         1988 DIRECTOR STOCK OPTION PLAN

     1. PURPOSE. The purpose of the Harmon Industries, Inc. 1988 Director Stock Option Plan (the "PLAN") is to advance the interests of the Corporation by encouraging and providing for the acquisition of an equity interest in the success of the company by providing a means whereby directors of Harmon Industries, Inc. (the "CORPORATION") may, after the establishment of the Plan, purchase regular common stock of the Corporation under Options. These Options will not be qualified under the Internal Revenue Code of 1986, as amended (the "CODE"). The Board of Directors of the Corporation believes that the Plan will enable the Corporation to attract and retain the services of highly qualified directors upon whose judgment, interest, leadership and special efforts the successful conduct of the Corporation's business is largely dependent.

     2. NUMBER OF SHARES. Options under the Plan shall be granted annually to each director other than the Advisory Director, of the Corporation to purchase 2,000 shares of the Corporation's regular common stock. Such options shall be granted on the last day in May of each year, on which day the stock of the company is traded on a public market. The aggregate number of shares of the regular common stock of the Corporation which may be issued under Options granted pursuant to the Plan shall not exceed 100,000 shares. Such shares may, at the discretion of the Board of Directors, consist either in whole or in part of shares of the Corporation's authorized but unissued regular common stock of shares of the Corporation's authorized and issued regular common stock reacquired by the Corporation and held in its treasury. If an Option granted under the Plan is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such Option, but as to which the Option has not been exercised, shall continue to be available under the Plan.

     3. ADMINISTRATION AND ELIGIBILITY. (a) This Plan shall be administered by the Board of Directors. The Board of Directors shall establish rules for the proper administration of the Plan. The Board of Directors of the Corporation shall have the authority to grant Options hereunder, to cancel Options with the consent of the Optionee or otherwise in accordance herewith and to impose such conditions on the grant of an Option as it determines are appropriate.

     (b) Directors, elected by the shareholders, shall be eligible to receive Options under the Plan. Employees, who are also elected by the shareholders as directors of the Corporation, shall be eligible to receive Options under the Plan.

     4. OPTION PRICE. The Option exercise price shall be equal to, but not be less than, 100% of the fair market value of the regular common stock at the time an Option is granted. "Fair market value" of any share of the Corporation's regular common stock at any date shall be: (i) if the shares are listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it


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is traded, or if no sale was made on such date on such principal exchange, at the closing reported price on such date on such exchange; or (ii) if the shares of stock are not then listed on an exchange, the last sales price or closing price per share in the over-the-counter market as reported by the National Association of Securities Dealer's, Inc. Automated Quotation System ("NASDAQ") in the National Market System List on such date; or (iii) if the shares of regular common stock are not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board of Directors.

     5. OPTION. Each Option and all rights and obligations under it shall expire on the last day of May, which month shall be the twenty-fourth month after the date of grant of this Option. It is intended that the Option shall be exercisable during a twenty-four (24) month period.

     6. EXERCISE OF AN OPTION. During the period when any Option or portion if it, remains exercisable, such option may be exercised at any time in whole or in part. An Option granted to this Plan shall be deemed exercised, in whole or in part, on the registered or certified mail postmark date of the Optionee's written notice of exercise to the Corporation. Such notice shall be accompanied by payment in full of the exercise price of the shares then being purchased. Payment for such shares shall be tendered in cash.

     7. USE OF PROCEEDS. The consideration received by the Corporation for shares of its regular common stock issued pursuant to Options granted under the Plan shall be credited to stated capital to the extent of the aggregate par value of that stock. All amounts of such consideration received by the Corporation in excess of the aggregate par value shall constitute capital surplus.

     8. ADJUSTMENTS UPON CHANGES IN STOCK. If there shall be any change in the stock of the Corporation, subject to the Plan or to any Option granted under it through merger, consolidation, reorganization, stock split, stock dividend of 5% or more in any year, or other change in the corporation structure, appropriate adjustment may be made by the Board of Directors in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which Options may be granted under it to any director, and (c) the number of shares and the price per share subject to outstanding Options. Any stock dividend or stock amounting to less than 5% in any one year shall not require adjustment in the number of shares or Option price of the stock optionee under this Plan.

     9. NONTRANSFERABILITY OF OPTIONS. An Option granted under the Plan may not be transferred except by will or the laws of the descent and distribution, and may be exercised during the lifetime of any director only by director.

     10. INVESTMENT PURPOSE. Each Option under the Plan shall be granted on the condition that the purchases of shares of regular common stock of the Corporation thereunder shall be for investment purposes and not with a view to resale or distribution; and upon exercise of any Option, each Optionee shall, upon request of the


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Corporation, execute an instrument prepared by the Corporation evidencing such investment intent. The stock certificates issued pursuant to the exercise of any Option shall bear the following restrictive legend:

     "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

     11. SUSPENSION OR TERMINATION OF PLAN. The Board of Directors may at any time suspend or terminate the Plan. No Option may be granted during such suspension or after such termination of this plan. The suspension or termination of the Plan shall not, without the Optionee's consent, alter or impair any rights or obligations under any Option previously granted under the Plan.

     12. AMENDMENT OF PLAN. The Board of Directors may at any time amend the Plan in such respects as the Board of Directors may deem advisable, or in order to conform to any change in the law, or in any other respect which the Board of Directors may deem to be in the best interest of the Corporation; provided, however, that no such amendment shall, without further approval of the stockholders of the Corporation (except as provided in Section 8): (a) increase the aggregate number of shares of regular common stock of the Corporation which may be issued under Options granted pursuant to the Plan or the maximum number of shares for which an Option or Options may be granted under the Plan to any one director, (b) change the minimum Option purchase price; or (c) increase the maximum period during which the Options may be exercised. Any amendment to the Plan shall not, without the director-optionee's consent, alter or impair any rights or obligations under any Option therefore granted under this Plan.